UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549
                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                    Date of written report: September 8, 2004
                                            -----------------




                       MEDISCIENCE TECHNOLOGY CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED ON CHARTER)


     NEW JERSEY                      0-7405                    22-1937826
--------------------------------------------------------------------------------
(State of Incorporation) (IRS Employer Identification No.) (Commission File No.)


 1235 Folkestone Way, P.O. Box 598, Cherry Hill, New Jersey         08003
--------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number. Including area code            (856) 428 7952
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                 (Former Address, if changed, since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1  Registrants Business and Operations

Item 1.01. Entry into a material definitive agreement

"Heads of Agreement' dated 8th September , 2004 (Exhibit A) between Mediscience Technology Corp. through its New York subsidiary Medi-Photonics LLC and Infotonics Technology Center a consortium of founding participants Corning, Inc., Eastman Kodak Company, and Xerox Corporation, a not-for-profit corporation and related Press Release dated 8th September, 2004 (Exhibit B) (Submitted in full compliance with sections 8-K 1.01 and 2.01 re: "materiality" as applicable and in fulfillment of SEC Section 6, 6.01 Regulation (FD) Full Disclosure, and
Section 7 and 7.0 as well as all applicable and presently effective Sarbanes-Oxley disclosure requirements under Regulation G.

 EXHIBIT A                     Heads of Agreement
 ---------


This Heads of Agreement is made as of this 8th day of September, 2004 ("Effective Date").The following sets forth the proposed terms (the "Terms") of an agreement for a joint development project (the "Project") being contemplated by Mediscience Technology Corp. ('MTC") 1235 Folkstone Way, Cherry Hill, New Jersey 08054, through its New York City subsidiary Medi-Photonics Development LLC collectively ("MDSC") and Infotonics Technology Center Inc.('ITCF'), a New York not-for-profit corporation, located at 5450 Campus Drive, Canandaigua, New York 14424 (collectively the "Parties") to jointly develop commercially viable miniature devices that will make use of ultraviolet light to diagnose the health of living tissue; to remotely monitor the health/status of various medical environments, e.g., the detection of various types of cancer and the monitoring of body functions; the sensing of biological and chemical species such as bacteria and pollutants among others in the human body; and other non-medical applications

It is, the intention of the Parties that this Heads of Agreement be non-binding and that the Terms be incorporated in a formal and definitive agreement (the "Agreement") which shall include such other terms as are customarily included in agreements of this nature. Any agreement between MDSC and ITCI will become binding only to the extent that. and when, the Agreement is fully and finally executed by the Parties, and until such Agreement is fully and finally executed neither party shall be obligated with respect to the subject matter of this Heads of Agreement. Nothing set forth in this Heads of Agreement shall be binding upon either party, and neither party shall rely on this proposal for any purpose other than as an outline of discussions of a potential joint development project between the parties.

1. Objectives
   ----------

MDSC and ITCI would jointly undertake the continuation of the development of the Compact Photonic Explorer, ("CPE"), a "photonic sensor" that will use Ultraviolet light to remotely monitor the health of human tissue in various environments. The application field of use would be the health of human tissue including the detection of cancer types as well as the monitoring of various physiological body functions. The objective of the joint development project would be to produce a commercially viable device in accordance with a mutually agreed upon Work Plan and then to exploit the invention in the initial application field of use. A further objective would be to commercialize the CPE technology in other applications across multiple fields of use.

2. Investment
   ----------

a) ITCI would count the approved funding for the CPE project at CUNY, which totals $1,993,019

b) In the event CUNY transitions to ITCI/MDSC Technology for commercial product development of medical and/or non-medical applications, ITCI/MDSC through grant sources and other sources (financial and non-financial) would provide funding and/or support (e.g., personnel, facilities, equipment and the like) for the "Project", as they are available and agreed to by the Parties.

b) ITCI and MDSC would jointly control the allocation/disbursement rights to joint funds as part of any contracts with or independent of CUNY. Funds would be allocated to the Project based on requirements specified in a mutually agreed upon Work Plan,

c) MDSC would contribute the use of those of its applicable patents necessary to achieve the objectives of the Parties, including but not limited to the completion of the Compact Photonic Explorer and all its potential applications. The value of such patent rights would be determined by mutual agreement. The protection of MTC Intellectual Property assets/prototypes it critical and understood,

d) ITCI would contribute the use of those of its present applicable patent rights (CUNY CPE Project) necessary to achieve the objectives of the Parties, including but not limited to the completion of the Compact Photonic Explorer and all its potential applications. The value of such patent rights would be determined by mutual agreement.



3. Governance
   ----------

a) MDSC and ITCI would each designate an individual(s) with decision-making authority who would act on behalf of his respective organization. In the event of a deadlock, the Parties would resolve matters through a dispute resolution procedure to be agreed upon and incorporated in the Agreement

b) The Parties would jointly;

Develop a detailed Work Plan for the Project as described in Attachment A (to be completed), with specific time lines, milestones and dates for completion;

Undertake the Project;

Designate management and reporting procedures;

Make decisions on utilization of outside R&D, contractors, consultants and suppliers;

Make decisions on hiring, utilizing and firing any new personnel that would be paid using joint MDSC/ITCI funds; and

Monitor and manage all CUNY activity m connection with the Project, including creating budgets and financial models, and providing reporting responsibilities on a "to be determined" basis.


4. Intellectual Property Ownership, Use and Compensation
   -----------------------------------------------------

a) Inventor-ship of inventions conceived during the course of performing research under the Project would be determined in accordance with U.S. Patent laws and ownership would follow inventor-ship.

b) The Parties would agree on a case-by-case basis regarding the content and cost-sharing of any patent, know-how, copyright or trademark registration activities regarding "joint property" ownership and any such filing must reference both Parties as legally designated and identified co-owners and/or co-assignees, co-licensees.

b) MDSC and ITCI would provide appropriate use of any patent rights and know-how related to the "Project" and deemed applicable to all present and. future joint projects utilizing Ultraviolet light to monitor the health of medical environments: e.g. detection of cancer and the monitoring of body functions and other non-medical applications.

c) The Parties would split income based on mutually agreed to terms (to be defined as worldwide), and any other business development activity that creates economic value (including but not limited to out-licensing, revenue, royalties, acquisition, asset sale, merger among others) based on the total economic investment contributed by each of the Parties. Economic investment shall mean dollar funding, personnel, and facilities, reasonable accounting, auditing and legal fees directly related to protecting or exploiting the CPE, technology, to be negotiated in good faith by the Parties.

d) MDSC would retain exclusivity to all commercialization, manufacturing, marketing, distribution and pricing of the CPE within MDSC field of use. As joint owners of inventions developed during the Project, the Parties would have non-exclusive commercialization, manufacturing, marketing, distribution and pricing rights in all other fields of use, subject to Joint Property terms below, 1TCI would negotiate in good faith should MDSC make a request to extend its exclusive rights to additional fields of use.


5. Joint Property
   --------------

a) Either Party may incorporate "joint property" into licensed products.

b) Any use of "joint property" resulting in sales, licenses or other conveyances of "joint property" or products incorporating "joint property" must be on commercially reasonable terms and one-half, (50%) or such other share agreed upon of the income (to be defined) must be paid to the other Party.

6 Responsibilities of the Parties

1) Would make available and provide to MDSC; Device design and simulation, fabrication packaging, testing prototype and pilot production lots, support with government proposals

2) Would provide MDSC a milestone document with respect to its funding of CUNY CAT to insure accurate and timely performance,

     a)MDSC would provide project management including strategic plan; FDA regulatory process and address reimbursement issues; Sales/marketing, distribution, pricing Expertise; Medical device product management

     b)The Parties agree that together that they will collaborate to resolve the following in the best interest of the initial and all future Projects.

1.)   Define the applicable project technology of both Parties
2.)   Establish a Governing mechanism for the Project
3.) Produce goals and technical feasibility study including cost allocations (re Work Plan)
4.)   Define the commercial product (s) i.e., (CPE) photonic pill
5.)   Define term, "exclusivity", e.g., ownership of finished
      product/drawings etc.
6.) Set up budget development responsibility, payments/re-imbursement of costs (Re Work Plan) royalties
8.)   Research and development plan (re Work Plan)
9.)   Personnel, responsibilities, accountability (re Work Plan)

10.)  Production plan
11.)  Regulatory process/approval process
12.)  Facility location
13.)  Due diligence, confidentiality Agreements
14.)  Insurance--liability, indemnification/other
15.)  Publication rights
16.)  Reconcile jointly on a monthly and quarterly basis;
     o Project status
     o Costs to date O Results to date
     o Milestone status and accomplishment
     o Review next upcoming milestones


7. Duration: This Head of agreement shall remain in full force and effect for
   --------
the period of 3 months from the Effective Date unless terminated earlier in accordance with the provisions of Section 8.

8. Termination ----------- a) In the event that a party commits any breach of or default in any terms or conditions of this Heads of Agreement, the other Party may serve written notice of such breach or default on the defaulting Party and in the event that such Party fails to remedy such default or breach within thirty (30) days alter receipt of such written notice the non- defaulting Party may, at its option and in addition to any other remedies which it may have at law or equity* terminate this Heads of Agreement by sending notice of termination in writing to the defaulting Party to such effect.

b) If any Party (a) materially breaches any provisions of this "Heads of Agreement"; or b) passes a resolution for its winding-up; or if a court of competent jurisdiction c) makes an order for that Party's winding-up or dissolution; or d) makes an administration order in relation to that Party; or if any Party (e) appoints a receiver over, or a receiver takes possession of or sells an asset of, that Party; or (f) makes an arrangement with its creditors generally; or (g) makes an application to a court of competent jurisdiction for protection from its creditors generally; the other Party may terminate this Heads of Agreement by providing written notice, Termination shall be effective as of the date of the receipt of such notice.

e) This Heads of Agreement may be terminated for convenience by either Party on thirty (30) days prior written notice.

9. Miscellaneous
   -------------

a) Nothing in this Heads of Agreement shall create or be deemed to create a partnership or to have created the relationship of principal and agent, a membership or any other legal entity between the Parties, Neither Party shall make any warranties or representations, or assume or create any obligations, on the other Party's behalf except as may be expressly permitted in writing. Each party shall be solely responsible for the actions of all their respective employees, agents and representatives.

b) This heads of Agreement or any of the rights or obligations hereunder may not be assigned or otherwise transferred or sub-contracted by any Party other than to their respective Affiliates, in whole or in part, without the express prior written consent of the other Party.

c) This Heads of Agreement shall be deemed to have been entered into and shall be construed, governed and interpreted in. accordance with the laws of the State of New York, without giving effect to principles of conflict of law. If a dispute arises out of or relates relates to this contract, or the breach thereof, and if the dispute cannot be settled through negotiation, the parties agree to submit such dispute for full, binding and final resolution in accordance with the Commercial Rules of the American Arbitration Association, with the venue of the arbitration to be located in the proximity of the principal place of business of the Respondent,

d) Neither Party may publicize any part of this Agreement or any matter in connection with the subject matter of this Agreement without the express written consent of the other Party.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective
                                                                       ---------
Date. September 8, 2004
----  -----------------


    Mediscience/Medi-Photonics Dev     LLC Infotonics Technology Center Inc.

By: /s/ Peter Katevatis                By: /s/ David R. Smith
Name: Peter Katevatis                  Name: David R. Smith
Title: Chairman/CSO                    Title: CEO
       9/8/04

Section 8 Other Events:
-----------------------

Item 8.01 Press Release EXHIBIT "B"

For Immediate Release                            Contact (MTC) (201) 818 0050
                                                 President/COO MichaelEngelhart
                                                 Mengelhart@medisciencetech.com

MEDISCIENCE TECHNOLOGY CORP. - SEPTEMBER 8, 2004 Mediscience and INFOTONICS to jointly develop the "Compact Photonic Explorer" (CPE), or "pill camera," for medical and non-medical applications.

Cherry Hill, NJ (September 8, 2004)--Infotonics Technology Center and Medi-photonics Development Company LLC, a subsidiary of Cherry Hill New Jersey-based Mediscience Technology Corp. (MTC), (OTCBB- "MDSC"), a developer of proprietary non-invasive imaging technology for molecular detection of cancer and physiological change, announced their intent to agree to jointly develop the "Compact Photonic Explorer" (CPE), or "pill camera," for medical and non-medical applications. The parties initial focus of the project is developing a (CPE)" that would detect cancer and monitor body functions.

The proof-of-concept research for the (CPE), led by Dr. Robert Alfano and his team at City University of New York (CUNY), has been successful based upon an on-going four-year multidisciplinary/multi-institutional effort to develop miniature devices that use light to remotely monitor the health of various environments in collaboration with researchers at Cornell, SUNY Albany, SUNY Binghamton, RPI, Rochester Institute of Technology, the University of Rochester, and Boston University."

Infotonics Technology Center Inc. (Infotonics) is a consortium whose founding participants include Corning, Inc., Eastman Kodak Company, and Xerox Corporation, a not-for-profit corporation that operates New York State's Center of Excellence in Photonics and Microsystems,

Mediscience President Michael Engelhart stated "the first goal of a joint development initiative would be to create an ingestible photonic pill that would enable physicians to detect early stage cancer of the complete auto-digestive tract. Such a non-invasive device would lead to reduced mortality and health care costs, and would significantly increase the number of people who could be screened for this type of cancer; further an agreement between Medi-photonics and Infotonics would be a synergistic and strategic fit leveraging the Center's unique nanotechnology capabilities and resources to provide our customers and partners with an exceptional state of the art competitive advantage,"

Mediscience Chairman Peter Katevatis Esq. stated "This project has and will continue to enhance Mediscience proprietary non-invasive imaging technology for molecular detection of cancer and physiological change and the Company's desire to move forward to commercialize its patented Optical Biopsy technology as it also prepares and initiates clinical trials for cervical cancer applications."

Les Fritzemeier, Infotonics' Director of Business Development and Government Programs, said such an agreement will be "a milestone" for the Center, since the
(CPE) stems from collaborative, Infotonics-funded research at eight universities over the past two years. "This is a prime example of the role the Infotonics Center can play in moving innovations into the marketplace to drive economic growth."

Engelhart and Fritzemeier noted that medical applications for a photonic pill device would be just a starting point. Non-medical applications could involve sensing biological and chemical species, such as bacteria and pollutants, or for surveillance to determine the safety of compact structures and devices.

                           About the Infotonics Center

The Infotonics Technology Center Inc. (Infotonics) is a not-for-profit corporation that operates New York State's Center of Excellence in Photonics and Microsystems. Infotonics is structured as a consortium whose founding participants include Corning, Inc., Eastman Kodak Company, and Xerox
                     -----------------------------------------------
Corporation. The Rochester Regional Photonics Cluster is an industrial partner,
-----------
and academic participants include some 20 New York State colleges and universities. Infotonics' goal is to establish a unique, world-class research and development facility to enable rapid commercialization of new products. This initiative will provide major benefits to the region, including creation of jobs and attraction of new companies and investment revenue.

                          About Mediscience Technology

Mediscience Technology Corporation and its New York subsidiary, Medi-photonics Development Company LLC, is engaged in the design, development and commercialization of medical devices that detect cancer and physiological change using frequencies of light that are emitted, scattered and absorbed to distinguish malignant, precancerous, or benign tissues from normal tissues. Mediscience's exclusive protected noninvasive technology combines the advantages of real-time results with enhanced diagnostic sensitivity and specificity compared with other methods of cancer detection.

                                 See Web sites:
http://www.infotonics.org/ResearchProjects/CompactPhotonicExplorers.asp
www.cunyphotonics.com
MEDISCIENCETECH.com
See Mediscience 8-K filing dated September 8 , 2004
See New England Journal of Medicine 7-29-04 (general results of developing capsule endoscopic technology)

INVESTOR NOTICE: ---------------- Certain of the matters discussed in this announcement contain forward-looking statements that involve material risks to and uncertainties in the parties/ company's business that may cause actual results to differ materially from those anticipated by the statements made herein. Such risks and uncertainties include among other things, the availability of financing, the parties/ company's ability to implement its long-range business plan for various applications of its technology; the company's ability to enter into agreements with any necessary marketing and/or distribution partners; the impact of competition, the obtaining and maintenance of any necessary US regulatory clearances applicable to applications of the company' technology; and management of growth and other risked and uncertainties that may be detailed from time to time in the parties/ company's reports filed with the Securities and Exchange Commission. This disclosure is intended to satisfy: SEC Section 6, 6.01 Regulation FD, disclosure and Section 7 and 7.0 as well as all applicable and presently effective Sarbanes-Oxley disclosure requirements under Regulation G.

Contact Persons: President COO Michael Engelhart (201) 818 0050 Mediscience Technology Corp. Web: Mengelhart@medisciencetech.com Peter Katevatis Esq.
                      ------------------------------
Chairman/CEO metpk@aol.com.


                                   SIGNATURES



Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized



                                      MEDICSCIENCE TECHNOLOGY CORPORATION




                                      -----------------------------------
                                           Peter Katevatis, Chairman





Dated  September 8,  2004